Exhibit 99.1

Class B Unit Capital Surplus Distributions, Distributions in Liquidation

and Manner of Adjustment for Gain and Loss

Unless the context clearly indicates otherwise, references in this discussion to “Boardwalk Pipeline Partners,” “we,” “our,” “us” or similar terms refer to Boardwalk Pipeline Partners, LP. References in this summary to our “general partner” refer to Boardwalk GP, LP and/or Boardwalk GP, LLC, the general partner of Boardwalk GP, LP, as appropriate.

In connection with the issuance of class B units representing limited partner interests in Boardwalk Pipeline Partners (or class B units), our partnership agreement will be amended to establish the terms of the class B units and to modify certain other provisions to reflect the terms of the class B units. The following is a description of selected provisions of the amended partnership agreement that will become effective following issuance of the class B units and the relative rights and preferences of holders of our common units, subordinated units, class B units and general partner in and to partnership distributions. You should read the prospectus contained in our registration statement on Form S-3 (SEC File No. 333-141058) which was filed with the Securities and Exchange Commission (or SEC) on March 5, 2007and the information incorporated by reference therein for a more complete discussion on how we make cash distributions and the relative rights and privileges of our limited partners.

Cash Distributions

All cash distributed to unitholders is characterized as either “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus. Operating surplus and capital surplus are defined in and described in the prospectus.

Distributions from Operating Surplus

Beginning with the distribution in respect of the quarter ending September 30, 2008, the class B units will share in quarterly distributions of available cash from operating surplus on a pari passu basis with the Partnership’s common units, until each common unit and class B unit has received a quarterly distribution of $0.30. The class B units will not participate in quarterly distributions of available cash from operating surplus above $0.30 per unit.

Distributions from Capital Surplus

We will make distributions of available cash from capital surplus, if any, in the following manner prior to conversion of the class B units to common units:

•

First, 2% to our general partner and 98% to all unitholders, with the 98% distributed between the holders of class B units, on the one hand, and the holders of common units and subordinated units, on the other hand, in the proportion to the following amounts:

•	for the class B units, the number of class B units multiplied by $30 (which is the price that was paid for the class B units); and

•	for the common units and subordinated units, the number of common units and subordinated units multiplied by $19.50 (which was the initial public offering price for our common units),

until we distribute for each common unit an amount of available cash from capital surplus equal to the initial public offering price;

•

Second, 98% to the common unitholders and class B unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit and class B unit an amount of available cash from capital surplus equal to any unpaid arrearages in payment of $0.30 on the class B units;

•

Third, 98% to the common unitholders, and 2% to our general partner, until we distribute for each common unit an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Each time a distribution of capital surplus is made, similar to the treatment of the minimum quarter distribution, the $0.30 quarterly distribution amount for the class B units will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price.

Distributions of Cash Upon Liquidation

General

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units and class B units to a preference over the holders of outstanding subordinated units upon our liquidation, permitting common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. Subject to a limitation on gain allocated to the class B units based on the $0.30 quarterly distribution, the class B units share equally with the common units in the initial allocation of gain. Notwithstanding the intended preference, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any net gain recognized upon liquidation in excess of the amount required to maintain the preference for the common units and class B units will be allocated first to the holders of the subordinated units and then among the holders of all units in a manner that is intended to equalize capital account disparities between the common units and the class B units and thereafter takes into account the incentive distribution rights, currently owned by our general partner.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in our partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

•	First, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	Second, 98% to the common unitholders and class B unitholders, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of:

(1)	the unrecovered initial unit price for that common unit;

(2)	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and

(3)	any unpaid arrearages in payment of the minimum quarterly distribution;

provided, however, that allocations to the holders of class B units pursuant to this allocation shall not cause the capital account for each class B unit to exceed the sum of (A) the price paid for the class B units and (B) any unpaid arrearages with respect to the $0.30 distribution amount for the class B units;

•	Third, 98% to the subordinated unitholders, pro rata, and 2% to our general partner, until the capital account for each subordinated unit is equal to the sum of:

(1)	the unrecovered initial unit price for that subordinated unit; and

(2)	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•

Fourth, if a disparity exists between the capital account of each common unit and the capital account of each class B units, 98% to the common unitholders and subordinated unitholders, on the one hand, or class B unitholders, on the other hand, whichever has the lower capital account, and 2% to our general partner, until such disparity has been eliminated;

•	Fifth, 98% to all unitholders, pro rata, and 2% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1)	the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

(2)	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to our general partner, for each quarter of our existence;

•	Sixth, 85% to all unitholders, pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1)	the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

(2)	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

•	Seventh, 75% to all unitholders, pro rata, and 25% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1)	the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

(2)	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to our general partner for each quarter of our existence; and

•	Thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

The percentages set forth above are based on the assumptions that our general partner maintains its 2% general partner interest and has not transferred its incentive distribution rights and that we do not issue additional classes of equity securities.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.

Manner of Adjustments for Losses

If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to our general partner and the unitholders in the following manner:

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First, 98% to holders of subordinated units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

•

Second, if a disparity exists between the capital account of each common unit and the capital account of each class B units, 98% to the common unitholders or class B unitholders, whichever has the higher capital account, and 2% to our general partner, until such disparity has been eliminated;

•

Third, 98% to the holders of common units and class B units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	Thereafter, 100% to our general partner.

The percentages set forth in the first, second and third bullet points above for our general partner are based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our general partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

The initial public offering price of common units in our initial public offering less any distributions of capital surplus per common unit is referred to as the “unrecovered initial unit price” of a common unit. The “unrecovered initial unit price” for a class B unit will be the price paid for such class B unit (i.e. $30.00), less any distributions of capital surplus in respect of such class B unit.

Allocation of Income, Gain, Loss and Deduction

Subject to the exceptions below, if we have a net profit, our items of income, gain, loss and deduction will generally be allocated among our general partner and the unitholders in accordance with their percentage interests in us. While the class B units are outstanding, cumulative allocations of net income and gain allocated to the holders of the class B units are initially subject to a limitation based on the $0.30 quarterly distribution to the class B units, and income is then allocated to the general partner and the unitholders holding common units or subordinated units. In addition to other potential special allocations, at any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss for the entire year, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

Specified items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of our assets any time we make an offering of new common units, referred to in this discussion as “Contributed Property.” The effect of these allocations, referred to as Section 704(c) Allocations to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax basis of our assets were equal to their fair market value at the time of such offering. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to holders of partnership interests immediately prior to such other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of the future transaction. In addition, items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.